Exhibit 99.1

BullFrog AI Announces Identification of Novel Potential Drug Targets for Colorectal Cancer Using Its AI-Driven bfLEAP™ Platform

Discoveries generated by analyzing The Cancer Genome Atlas using proprietary bfLEAP™ platform

Target validation will be conducted through partnership with J. Craig Venter Institute (JCVI), a world-leading institution in genomics research and innovation

Gaithersburg, MD – October 5, 2023 – BullFrog AI Holdings, Inc. (NASDAQ: BFRG; BFRGW) (“BullFrog AI” or the “Company”), a technology-enabled drug development company using artificial intelligence (AI) and machine learning to enable the successful development of pharmaceuticals and biologics, today announced that it has identified multiple potential therapeutic targets, including three novel targets, for colorectal cancer using the Company’s proprietary AI-driven platform, bfLEAP™. The newly identified targets will be validated through BullFrog AI’s ongoing collaboration with the J. Craig Venter Institute (JCVI), a world-leading genomics research and innovation institution. JCVI will utilize its expertise in target validation and functional genomic screening to further investigate the potential of these targets in colorectal cancer.

“Using bfLEAP™ to interrogate pan-cancer multi-modal data from The Cancer Genome Atlas (TCGA), we were able to rapidly identify new colon adenocarcinoma markers, yielding 14 candidates that were significantly over-expressed in tumors relative to healthy tissues, a remarkably smaller and more actionable gene set compared to traditional differential expression analysis, which yields more than 3,000 candidates for the same comparison. After further analyzing the 14 candidates, we were able to categorize three as novel, with no previous association with colon adenocarcinoma in the scientific literature, and six as near novel with little existing literature documenting such an association,” said Enrique García-Rivera, Ph.D., Vice President of Artificial Intelligence for BullFrog AI.

“TCGA has been extensively analyzed by scientists for more than a decade, yet in a matter of weeks, we were able to identify multiple new drug target candidates with previously undocumented potential in colorectal cancer from this same dataset,” stated Vin Singh, Chairman and CEO of BullFrog AI. “These findings demonstrate the power and potential of our bfLEAP™ platform, which combines advanced AI algorithms with rich biological data to identify novel targets for a wide range of diseases. Our platform has a remarkable ability to detect patterns, make predictions, and identify anomalies, and it can do this with multimodal data, all while providing explanations of the results generated from its rapid analysis. Our ability to identify novel drug targets in a complex data set represents significant potential value for our internal programs, clients and partners.”

According to the American Cancer Society, colorectal cancer is the third most common cancer diagnosed in both men and women in the U.S., excluding skin cancers, and is the third leading cause of cancer-related deaths in the U.S. The worldwide market for colorectal cancer treatments was valued at $11.5 billion in 2022 and is forecast to grow at a compound annual growth rate of 4.7% through 2030, according to Grand View Research.

About BullFrog AI

BullFrog AI is a technology-enabled drug development company that creates and analyzes networks of biological, clinical, and real-world data spanning from early discovery to late-stage clinical trials. Through its partnerships with leading research institutions, BullFrog AI is at the forefront of AI-driven drug development using its proprietary bfLEAP™ artificial intelligence platform. BullFrog AI is deploying bfLEAP™ for use at several critical stages of development with the intention of streamlining data analytics in therapeutics development, decreasing the overall development costs by decreasing failure rates for new therapeutics.

For more information visit BullFrog AI at

Website: https://bullfrogai.com

LinkedIn: https://www.linkedin.com/company/bullfrogai/

Safe Harbor Statement

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Investor Contact:

Dave Gentry

RedChip Companies, Inc.

BFRG@redchip.com

800-733-2447

SOURCE: BullFrog AI Holdings, Inc.